Exhibit 4.4

Initials Disclaimer : This is a general document which may not be appropriate for use in all cases . When in doubt please seek legal adv i ce . In the event of a dispute, the LandlordfTenant agree not to hold PropNex Realty Pte Ltd liable , for any changes , amendments, additions and deletions that were made on the standard Tenancy Agreement form that had been done with the consent and agreement of both parties prior to the signing of the agreement . Tpnant " J - - "' Landlord 7f ' Pr o • pNex $e,yt.., Yo• Thl•I SI N GA POH 480 L oron g6 Toa P a yoh , #1 0 /11 - 01HOB Hub East Win g, Singapore 310480 • Tel: (65)68208000 , Fa x: (65)6829 6600 • www.PropN ex.c om TENANCY AGREEMENT (COMMERCIAL/ INDUSTRIAL) THIS AGREEMENT is made on the o'.?» day O '1 BETWEEN month 2024 year Name: Co Reg No: Address: MAXWILL(ASIA) PTE LTD 199905448N 10 BUKIT BATOK CRESCENT #10 - 01 THE SPIRE SINGAPORE 658079 (hereinafter called " theLandlord ' which expression shall where the context so admits indude the person entitled for the time being to the reversion immediately expectant on the term hereby created) of the one part . AND Name: NRIC: Address: EPG ENGINEEING (SINGAPORE) PTE LTD 202200020C 10 BUKIT BATOK CRESCENT #10 - 07 THE SPIRE SINGAPORE 658079 (hereinafter called " the Tenanr which expression shall where the context so admits include the Tenant ' s successors and assigns) of the other part. WHEREBY IT IS AGREED as follows : 1 . The Landlord agrees to let and the Tenant agrees to take all that property with an approx i mate area fil_ sq . m . , Type ] 2 L known as 10 Bukit Batok Crescent # 10 - 07 The Spire, Singapore 658079 (he r einaftercalled " thesaid premises ' ) together with the furniture , fixtures and fittings therein belonging to the Landlord as specified in the Schedule annexed hereto (hereinafter called " the furniture ' ) TO HOLD unto the Tenant from the ---- 1 † . L_ day of December 2024 for a fixed term of � (6) months , ending on 31 st day of � 2025 at the rent of SINGAPORE DOLLARS Three Thousand Two Hundred Only ( $ 3200 / - ) per month plus GST which is payable monthly in advance without deduction whatsoever on the _jg_ day of each calendar month . Monthly rental to be deposited/ GIRO to : UNITED OVERSEAS BANK LIMITED 80 Raffles Place, UOB Plaza, Singapore 048624 Bank Name & Address 101 - 344 - 481 - 7 Bank Account Number (SGD) 7375 Bank Code 101 Branch Code UOVBSGSG Swift Code Maxwill (Asia) Pte Ltd Account Name 2. The Tenant hereby agrees with the Landlord as follows: (a) To pay the said rent at the times and in manner aforesaid . RENTAL PAYMENT (b) To pay a deposit of SINGAPORE DOLLARS Six Thousand Only ( S $ 6000 / - ) upon the signing of this Agreement (the receipt whereof the Landlord hereby acknowledges) as security deposit against the breach of any term or condition of this Agreement , such deposit is to be refunded within fourteen (14) days (free of i nterest) at any expiry or lawful termination of this tenancy provided the Tenant shall have du l y performed and observed the stipulated terms and conditions therein , otherwise the same or part owing by the Tenant SECURITY DEPOSIT Page 1 of 6 LEG - AG - 18 . 07 28 � /2 1

Initials Disclaimer: This is a general document which may not be appropriate for use in all cases . When in doubt, please seek legal advice . In the event of a dispute, the Landlord/Tenant agree not to hold PropNex Realty Pie Ltd liable, for any changes, amendments, additions and deletions that were made on the standard Tenancy Agreement form that had been done with the consent and agreement of both parties prior to the signing of the agreement . i Tenant Landlord IA I � � "' --- , ' - " .07 28/05/21 Page 2 of 6 LEG - AG - 1 without prejudice to the right of the Landlord to recover all monies which may become due or payable by the Tenant under this Agreement. (c) To pay all charges due in respect of any telephones or other equipment installed at the PAYMENT OF OUTGOINGS said premises, including any tax payable thereon. (d) To pay all charges for the supply of water, electricity, gas and any water borne sewerage system, any such installations fitted or used at the said premises, including any tax payable thereon . (e) To keep the interior of the said premises including the sanitary and water apparatus, furniture, doors and windows thereof in good and tenantable repair and condition throughout this tenancy (fair wear and tear and damage by any act beyond the control of the Tenant excepted) . INTERIOR MAINTENANCE (f) (i) To permit the Landlord and its agents, surveyors and workmen with all necessary appliances to enter upon the said premises at all reasonable times by prior appointment for the purpose whether of viewing the condition thereof or of doing such works and things as may be required for any repairs, alterations or improvements whether of the said premises or of any parts of any building to which the said premises may form a part of or adjoin . (ii) During the two (2) months immediately preceding the expiration of the tenancy herein to permit the Landlord or its representatives at all reasonable times and by prior appointment to bring interested parties to view and the said premises for the purpose of letting the same . (iii) During the currency of this tenancy, to allow the Landlord or its representatives at all reasonable times and by prior appointment to bring any interested parties to view the said premises in the event of a prospective sale thereof . The said premises shall be sold subject to this tenancy . (g) To replace all electric bulbs, tubes and other expendable items at his own expense . (h) At all times during the term hereby created to comply with all such requirements as may be imposed upon the Tenant by Management Corporation requirements and or any statute legislation now or hereafter in force and any orders, rules, regulations, requirements and notices thereunder . (i) To yield up the said premises at the expiration or sooner determination of this tenancy in such good and tenantable repair and condition (fair wear and tear excepted) as shall be in accordance with the conditions, covenants and stipulations herein contained and with all locks keys and the furniture . U) To keep the air - conditioning units installed at and for the said premises in good and tenantable repair and condition which air - conditioning units are to be serviced and maintained at least once every three (3) months at the expense of the Tenant by a reliable air - conditioning contractor including chemical cleaning and topping up gas when applicable throughout the lease . This clause excluded the 4 defective Samsung air conditioner units that tenant take over from the Landlord . ( 2 units of aircon located in the general production area and 2 unit of aircon located in the 1 s 1 and 2 nd ancillary office . ) (k) Not to make or permit to be made any structural alterations to the said premises. (I) Not to use the said premises or any part thereof other than a *shop h01,1se /warehouse / B 1 factory � Ancillary office in connection with and for the purpose of the Tenant's business and to obtain licences and permits at the Tenant's expense from the relevant authorities where necessary (*delete whichever is not appropriate) . (m) Not to exceed the maximum electricity load and not to load or permit to be loaded on any part of the floors of the said premises weights exceeding those specified by the Landlord, Management Corporation or other bodies (where applicable) . (n) Not to assign sublet or part with the possession of the said premises or any part thereof without the written consent of the Landlord whose consent shall not be unreasonably withheld in the case of a respectable and responsible tenant This prohibition shall not ACCESS TO PREMISES FOR REPAIRS ACCESS TO PREMISES FOR NEW TENANTS FOR POTENTIAL SALE REPLACEMENT COMPLIANCE WITH RULES YIELDING UP OF PREMISES AIRCON SERVICING & REPAIR NO UNAUTHORISED ALTERATION PURPOSE OF USE ELECTRICAL LOADING UNIT NO ASSIGNMENT OR SUBLET

Initials Disclaimer : This is a general document which may not be appropriate for use in all cases . When in doubt please seek legal advice . In the event of a dispute , the Landlord/fenant agree not to hold PropNex Realty Pte Ltd liable, for any changes , amendments , additions and deletions that were made on the standard Tenancy Agreement form that had been done with the consent and agreement of both parties prior to the signing of the agreement . enant Landlord ' apply to the occupation of the said premises or any part thereof by any person or persons employed or engaged by the Tenant or members of the Tenant's family where applicable. (o) Not to keep or permit to be kept on the said premises or any part thereof any materials of a dangerous or explosive nature or the keeping of which may contravene any statute or subsidiary legislation . (p) Not to do or permit to be dooe anything whereby the policy or policies of insurance on the said premises against damage by fire may become void or voidable or whereby the premium thereon may be increased . (q) Not to use the demised premises or any part thereof for any unlawful or immoral purposes and not to do or permit or suffer to be done upon the demised premises any act or thing which may become a nuisance to or annoyance toor give cause for reasonable complaints from the occupants of other parts of the Building or of adjoining or adjacent properties . (r) To be responsible for and to indemnify the Landlord from and against all claims and demands and against damage occasioned to the demised premises or any adjacent or neighbouring premises or injury caused to any person by any act default or negligence of the Tenant or the servants, agents, licensees or invitees of the Tenant . TO INDEMNIFY LANDLORD (s) Not to obstruct or cause or suffer to be obstructed the hall lobby staircases landings and NO OBSTRUCTION passages leading to the demised premises. (t) To apply for and obtain all necessary permits/licence etc from the relevant authorities for APPLICATION OF the use of the said premises for their trade . LICENSE/PERMIT 3. The Landlord hereby agrees with the Tenant as follows: (a) To pay all rates, taxes, maintenance charges and any surcharges thereon, assessments and outgoing (except as otherwise provided in this Agreement) which are or may hereafter be charged or imposed on the said premises including any surcharges payable thereon . (b) To insure the said premises against loss or damage by fire and to pay all premium INSURANCE thereon. (c) To be responsible for therepair and replacement of parts in respect of the air - conditioning units installed at the said premises save where the same are caused by any act, default , neglect or omission on the part of the Tenant or any of its servants , agents, occupiers, contractors, guests or visitors . This clause excluded the 4 defective Samsung air conditioner unit that Landlord hand over to the Tenant . ( 2 units of aircon located in the general production area and 2 units of aircon located in the 1 st and 2 nd ancillary office . ) (d) To maintain the structural condition of the said premises including sanitary pipes and electrical wiring and to keep the roof of the said premises in good and tenantable repair and condition . (e) That the Tenant paying the rent hereby reserved, observing and performing the several conditions , covenants and stipulations on the Tenant's part herein contained shall peaceably hold and enjoy the said premises during this tenancy without any interruption by the Landlord or any person rightfully claiming under or in trust for the Landlord . The tenant shall accept the Premises · asit where is ' on the date on which the Premises are made available to it . The Landlord or its agent shall not be bound by any statements , representations or promises with respect lo the Building or in respect of the Premises, except as expressly set forth herein or in the lease . The landlord does not expressly or impliedly warrant the Premises are or will be or remain adequate or suitable for all or any of the purposes of the Tenant and all warranties ( i f any) as to suitability or adequacy of the said premises implied by law are hereby expressly negated . NO DANGEROUS MATERIALS NOT TO VOID INSURANCE NO ILLEGAL/ IMMORAL USE AND NOT TO CAUSE NUISANCE PAYMENT OF TAXES REPAIR OF REPLACEMENT STRUCTURAL MAINTENANCE QUIET POSSESSION/ ENJOYMENT NO REPRESENTATION 4 . Provided always and it is expressly agreed as follows : (a) If the rent hereby reserved shall not bepaid for seven (7) days after its due or if there shall be a breach of any of the conditions , covenants or stipulations on the part of the Tenant herein contained , the Landlord shall be entitled to re - enter upon the said premises and !hereupon this tenancy shall immediately absolutely determine but without prejudice lo any DEFAULT OF TENANT Page 3 of 6 LEG - AG - H .07 28KJ5/21

' right of action of the Landlord for damage or otherwise in respect of any such breach or any antecedent breach . (b) In the event the rent remaining unpaid seven (7) days af t er becoming payable (whether formally demanded or not) , it shall be lawful for the Landlord to claim interest at ten per cent (10%) on an annual basis on the amount unpaid calculated from after the date due to the date of actual payment. The recommended formula will be as follows: Monthly rental x 10% x (No . of days payment is l ate)/ 365. RENT IN ARREARS (c) The Landlord shall not be liable to the Tenant or the Tenant's servants or agents or other persons in the said premises or persons calling upon the Tenant for any accidents happening, injury suffered, damage to or loss of any chattel property sustained on the said premises . LIMITED LIABILITY OF LANDLORD (d ) In case the said premises or any part thereof shall at any time during this tenancy be destroyed or damaged by fire lightning riot explosion or any other cause beyond the control of the parties hereto so as to be unfit for occupation and use , then and in every such case (unless the insurance money shall be wholly or partially irrecoverable by reason solely or in part of any act, default , neglect or omission of the Tenant or any of their servants agents occupiers guests or visitors), the rent hereby reserved or a just and fair proportion thereof accord i ng to the nature and e x tent of the destruction or damage sustained shall be suspended and cease t o be payab l ein respec t of any period while the said premises shall continue to be unfit for occupation and use by reason of such destruction or damage . UNTENANTABILITY LEADING TO SUSPENSION OF RENT (e) In case the said premises shall be destroyed or damaged as aforesaid , either party shall be at liberty by notice in writing to the other determine this tenancy , and upon such notice being given , this tenancy or the balance thereof shall absolutely cease and determine and the deposit paid hereunder together with a reasonable proportion of such advance rent as has been paid hereunder, where applicable , shall be refunded to the Tenant forthwith but without prejudice to any right of action of either party in respect of any antecedent breach of this Agreement by the other . UNTENANTABILITY LEADING TO TERMINATION OF LEASE (f) If the Tenant is in breach of any clause of this agreement , leading to an early termination of the tenancy, then the Tenant shall in any event reimburse the Landlord on a pro rata basis the commission the Landlord has paid to PROPNEX REALTY PTE LTD (hereinafter called 'the Agency' ) for the remaining unfulfilled term , without prejudice to any other rights of the Landlord to claim against the Tenant for any other breaches of this agreement . REIMBURSE COMMISSION FOR PREMATURE TERMINATION (g) It is expressly understood by the Landlord that the commission paid to the Agency as the brokerage fee in this transaction has been fully earned for services rendered and the Landlord shall have no claim against the Agency for a refund of the commission should the Tenant prematurely terminate the tenancy herein or for any other reasons . COMMISSION FULLY EARNED (h) In the event that the Landlord should grant the Tenant an extension of the said term herein then the Landlord and the Tenant shall pay their respective agency renewal commission of half month and GST for every one (1) year or less period of e x tensionof lease . RENEWAL COMMISSION (i) Any notice served under or in any way in connection with this Agreement shall be sufficiently served on the Tenant if left at the said premises or delivered to the Tenant personally or sent to the Tenant at the said premises by registered post and shall be sufficiently served on the Landlord if delivered to the Landlord personally or sent to the abovementioned address by registered post . Any notice sent by registered post shall deemed to be given at the time when in due course of post it would be delivered at the address to which it is sent . NOTICE U) The waiver by either party of a breach of default of any of the provisions in this Agreement shall not be construed as a waiver of any succeeding breach of the same or other provisions nor any delay or omission on the part of either party to exercise or avail itself of any right that it has or may have herein, operates as a waiver of any breach or default of the other party . WAIVER OF DEFAULTS (k) The stamp duty for stamping this Agreement in duplicate and any legal cost shall be borne by the Tenant and shall be paid on the date of signing of this Agreement. STAMP DUTY & LEGAL COST (I) This Agreement shall be subject to the laws of the Republic of Singapore. GOVERNING LAW Initials Landlord , � ant 1) ' - \ - - j Disclaimer: This is a geoeral document which may not be appropriate for use in all cases . When in doubt please seek legal advice . In the event of a dispute , the Landlord/Tenant agree not to hold PropNex Realty Pie Ltd liable, for any changes, amendments, additions and deletions that were made on the standard Tenancy Agreement form that had been done with the consent and agreement of both parties prior to the signing of the agreement . � � Page4 of6 LEG - AG - 18. 28/05121

IN WITNESS WHEREOF the parties have hereunto set their hands the day and year first above written . SIGNED by the Landlord (With Company stamp affixed where applicable) 72?w \ (1100 (.jAf - Name NRIC No. In the presence of Name NR!C No. SIGNED by the Tenant (With Company stamp affixed \ \ ' � ere applicable) k \ J;L � Q. � Name : � NRICNo. : 2> \ .)...t(62>97{; In the presence of Name NRIC No. Initials Landlord � l!Jllant rh I I � - Disclaimer: This is a general document which may not be appropriate for use in all cases . When in doub � please seek legal advice . In the event of a dispute, the Landlord/Tenant agree not to hold PropNex Realty Pte Ltd liable, for any changes , amendments, additions and deletions that were made on the standard Tenancy Agreement form that had been done with the consent and agreemenl of both parties prior to the signing of the agreement . , \ � Page5 of6 LEG - AG - 18 . 07 2Ml5/21

SCHEDULE

(List of furniture, fixtures and fittings. As per attached Inventory List)

Disclaimer: This is a general document which may not be appropriate for use in all cases. When in doubt, please seek legal advice. In the event of a dispute, the Landlord/Tenant agree not to hold **PropNex Realty Pte Ltd** liable, for any changes, amendments, additions and deletions that were made on the standard Tenancy Agreement form that had been done with the consent and agreement of both parties prior to the signing of the agreement.

Initials	
Landlord	Tenant

Page 6 of 6

LEG-AG-18.07 28/05/21

SUPPLEMENTAL TENANCY AGREEMENT THIS AGREEMENT is made on 02 day of May 2025 is a rider to and forms a part of the original TENANCY AGREEMENT dated 14 th May 2024 between Maxwill (Asia) Pte Ltd (Co . registration no .: 199905448 N) and (LANDLORD) and EPG Engineering (Singapore) Pte Ltd (Co . registration no : 202200020 C) (TENANT) for the premises located at 10 Bt . Batok Crescent# 10 - 07 The Spire 658079 THE LEASE is hereby extended for an additional term of two (2) months commencing on 1 st June 2025 and ending on 31 st July 2025 . The RENTAL RATE during this period shall be at S $ 3 , 200 . 00 per month and the rental deposit shall be at S $ 6 , 400 . 00 . All other covenants and conditions of the lease shall remain in effect and no covenants or conditions of the lease shall be deemed waived by any action or non - action in the past. /]/ - " " LAND ORD Name: Maxwill (Asia) Pte Ltd � � ----------- Name: Abbie Jillia Lee CEA Reg No.: TENANT Name: EPG Engineering (Singapore) Pte Ltd WITNESS Name: Chan Yuk Kai CEA Reg. No.: R 002749 G

SUPPLYMENTARY TENANCY AGREEMENT THIS AGREEMENT is made on 17 day of June 2025 is a rider to and forms a part of the original TENANCY AGREEMENT dated 14 May 2024 between Maxwill (Asia) Pte Ltd (Co . registration no, : 1999005448 N) (The Landlord) and EPG Engineering (Singapore) Pte Ltd (Co . registration no .: 202200020 C) (The Tenant) for the premises located at 10 Bukit Batok Crescent # 10 - 07 The Spire Singapore 658079 . The lease is herby extended for additional three (03) months commencing on 1 st August 2025 and ending on 31 st October 2025 . The RENTAL RATE during this period shall be at S $ 3 , 200 . 00 per month and the deposit shall be at S $ 6 , 400 . 00 . All other covenants and conditions of the lease shall remain in effect and no covenants or conditions of the lease shall deemed waived by any action or non - action in the past . LA Name: Maxwill (Asia) Pte Ltd WITNESS Name: Abbie Jillia Lee NRIC No.: S8312609O TENANT Name: EPG Engineering (Singapore) Pte Ltd WITNESS Name: Chan Yuk Kai CEA Reg. No.: R002349 G

SUPPLYMENTARY TENANCY AGREEMENT THIS AGREEMENT is made on 15 th October 2025 is a rider to and forms a part of the original TENANCY AGREEMENT dated 14 May 2024 between Maxwill (Asia) Pte Ltd (Co . registration no, : 199905448 N) (The Landlord) and EPG Engineering (Singapore) Pte Ltd ( Co . registration no .: 202200020 C) ( The Tenant ) for the premises located at 10 Bukit Batok Crescent # 10 - 07 The Spire Singapore 658079 . The lease is herby extended for additional two (02) months commencing on 1 st November 2025 and ending on 31 st December 2025 . The RENTAL RATE during this period shall be at S $ 3 , 200 . 00 per month and the deposit shall be at S $ 6 , 400 . 00 . All other covenants and conditions of the lease shall remain in effect and no covenants or conditions of the lease shall deemed waived by any action or non - action in the past . TENANT Name: EPG Engineering (Singapore) Pte Ltd LANDLORD Name: Maxwill (Asia) Pte Ltd WITNESS Name: Chan Yuk Kai CEA Reg. No.: R002349 G WITNESS Name: Abbie Jillia Lee NRIC No.: S8312609D

SUPPLYMENTARY TENANCY AGREEMENT THIS AGREEMENT is made on 15 th day of December 2025 is a rider to and forms a part of the original TENANCY AGREEMENT dated 14 May 2024 between Maxwell (Asia) Pte Ltd (Co . registration no, : 1999005448 N) (The Landlord) and EPG Engineering (Singapore) Pte Ltd (Co . registration no .: 202200020 C) (The Tenant) for the premises located at 10 Bukit Batok Crescent # 10 - 07 The Spire Singapore 658079 . The lease is herby extended for additional One (01) month commencing on 1 st January 2026 and ending on 31 st January 2026 . The RENTAL RATE during this period shall be at S $ 3 , 200 . 00 per month and the deposit shall be at S $ 6 , 400 . 00 . All other covenants and conditions of the lease shall remain in effect and no covenants or conditions of the lease shall deemed waived by any action or non - action in the past . w; � fJ) � - - - - Name: Abbie Jillia Lee NRIC No.: S 8312609 D TENANT Name: EPG Engineering (Singapore) Pte Ltd WITNESS Name: NRIC No.: